EXHIBIT 99

Investor News	NYSE: PEG

For further information, contact:

• Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
• Carlotta Chan, Manager - Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2018 FIRST QUARTER RESULTS

$1.10 PER SHARE OF NET INCOME

Non-GAAP Operating Earnings of $0.97 Per Share

Re-Affirms Non-GAAP Operating Earnings Guidance $3.00 - $3.20 Per Share

PSE&G $1.9 Billion Settlement of GSMP II Program Aligned with Forecast Growth

(April 30, 2018 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported today Net Income for the first quarter of 2018 of $558 million, or $1.10 per share as compared to Net Income of $114 million, or $0.22 per share, in the first quarter of 2017. Non-GAAP Operating Earnings for the first quarter of 2018 were $492 million, or $0.97 per share, compared to non-GAAP Operating Earnings for the first quarter of 2017 of $466 million, or $0.92 per share. Prior year results included costs related to the early retirement of the Hudson and Mercer generating stations and a reserve for the impairment of leveraged leases.

Ralph Izzo, chairman, president and chief executive officer, commented that “we have begun 2018 with solid results. Our service area experienced four consecutive Nor’easters in March that wreaked havoc on trees and power lines. PSEG employees, once again, rose to the challenge, efficiently and safely completing PSE&G and PSEG Long Island customer restorations and then assisted neighboring utilities with their restoration efforts. The diversity of PSEG’s generating fleet was also responsive to the extremes in weather that ranged from the near-zero temperatures experienced in January to the very mild weather in February.”

The table below provides a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the first quarter. See Attachment 8 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

First Quarter Comparative Results

2018 and 2017

	Income		Diluted Earnings
	($ millions)		Per Share
	2018	2017	2018	2017
Net Income	$558	$114	$1.10	$0.22
Reconciling Items*	(66)	352	(0.13)	0.70

Non-GAAP Operating Earnings	$492	$466	$0.97	$0.92

		Avg. Shares	507M	508M

*See Attachment 8

Ralph Izzo went on to say, “We are re-affirming our non-GAAP Operating Earnings guidance for 2018 of $3.00 - $3.20 per share. PSEG continues to focus on its strategic investment program of $13 billion to $15 billion over the 2018 to 2022 period. The recent settlement of the second phase of PSE&G’s Gas System Modernization Program (GSMP II) is aligned with our investment goals. PSEG’s financial flexibility will enable it to fund its capital program over the 5-year period without the need for equity issuance.”

The following table outlines PSEG’s expectations for non-GAAP Operating Earnings by subsidiary for 2018.

2018 Non-GAAP Operating Earnings Guidance

($ millions, except EPS)

2018E
PSE&G	$1,000 - $1,030
PSEG Power	$485 - $560
PSEG Enterprise/Other	$35 - $35
Non-GAAP Operating Earnings	$1,520 - $1,625

Non-GAAP EPS	$3.00 - $3.20

E = Estimate

Non-GAAP Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 4 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported Net Income of $319 million ($0.63 per share) for the first quarter of 2018 compared with Net Income of $299 million ($0.59 per share) for the first quarter of 2017.

PSE&G’s first quarter results reflect continued successful execution of its infrastructure investment programs and costs related to winter storm activity and higher depreciable plant. Growth in PSE&G’s investment in Transmission added $0.03 per share to quarter-over-quarter Net Income comparisons. Recovery of investments made under the Gas System Modernization Program (GSMP) improved quarter-over-quarter Net Income comparisons by $0.02 and weather added $0.01 per share. PSE&G experienced higher costs associated with restoring service to customers following four separate storms that occurred over a 30-day period. The increase in storm costs, when combined with a change in pension accounting standards for non-service costs, increased O&M by $0.01 per share. In addition, higher depreciation expense reflecting the utility’s expanded asset base, reduced Net Income by $0.01 per share versus the first quarter of 2017.

Weather-normalized electric sales to Residential and Commercial customers rose by 0.4% compared with Q1 2017. Weather normalized gas sales were higher by 1.6% in the quarter, led by increased Residential and Commercial usage. Residential customer growth continues to trend higher at 0.8% per year.

PSE&G implemented a revised $64 million annual increase in transmission revenue under the company’s FERC-approved formula rate effective January 1, 2018 after incorporating a $148 million decrease in its revenue requirement associated with the reduction in the Federal corporate tax rate. Transmission revenues are adjusted each year to reflect an update of the company’s investment program for the coming year.

PSE&G has reached a settlement of its GSMP II filing with the Staff of the New Jersey Board of Public Utilities (BPU), Rate Counsel and other parties, which remains subject to BPU approval. Modeled after the BPU’s recently enacted Infrastructure Investment Program (IIP) initiative, the agreement will allow PSE&G to invest $1.9 billion over five years beginning in 2019 to continue and accelerate the replacement of cast iron and unprotected steel mains in addition to other improvements to the gas system. The settlement provides five-year project visibility to efficiently plan labor, materials, vendors and permitting. Approximately $1.6 billion of the total program will be eligible for semi-annual rate roll-ins, with the remaining $300 million to be addressed in a future base rate case. The return on equity for GSMP II investment will be determined in PSE&G’s pending base rate case. As part of the settlement, PSE&G agreed to file a base rate case no later than five years from commencement of GSMP II, as well as maintain a base level of gas distribution capital spending of $155 million and achieve certain leak reduction targets.

PSE&G’s pending electric and gas distribution base rate case filed in January 2018 is progressing. The company is scheduled to provide a routine update to its filing with the BPU in May. In response to the BPU’s recent order regarding the Tax Cut and Jobs Act of 2017, PSE&G filed to lower its electric and gas revenue requirement by $114 million annually effective April 1 to reflect the reduction in the federal corporate tax rate from 35% to 21%. Overall, tax reform has reduced PSE&G’s transmission and distribution revenue requirements by approximately $262 million per year, providing customers with rate savings as the utility continues to invest in improving the reliability and resiliency of its T&D system and advancing the state’s clean energy goals.

Earlier in April, the New Jersey Legislature passed a Clean Energy bill requiring the state’s utilities to implement energy efficiency programs that would achieve annual savings of 2% and 0.75% for electric and gas usage, respectively. Once the Clean Energy bill is signed by Governor Murphy, PSE&G expects it will make a filing with the BPU to outline a broader range of planned investments and proposed programs to achieve the state’s targeted energy savings goals in a cost efficient manner to benefit the most customers.

PSE&G’s forecast of Net Income for 2018 is unchanged at $1,000 million - $1,030 million.

PSEG Power

PSEG Power reported Net Income of $234 million ($0.46 per share) for the first quarter of 2018 compared with a Net Loss of $170 million ($0.34 per share) for the first quarter of 2017. PSEG Power’s non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA for the first quarter of 2018 were $168 million ($0.33 per share) and $313 million, respectively, compared to non-GAAP Operating Earnings of $150 million ($0.30 per share) and non-GAAP Adjusted EBITDA of $359 million for the first quarter of 2017.

PSEG Power’s Net Income comparison for the first quarter reflects an increase in capacity prices of $0.01 per share. Re-contracting and lower market demand reduced results by $0.06 per share versus first quarter 2017. Planned maintenance increased O&M expense and reduced Net Income comparisons by $0.01 per share. Lower depreciation from cost savings associated with the early retirement of Hudson and Mercer generating stations last June along with lower interest added $0.02 per share versus the year-ago quarter. A reduction in the corporate tax rate from the recently enacted Tax Cut and Jobs Act and other tax items improved first quarter Net Income comparisons by $0.07 per share.

Generation output declined modestly compared with Q1 2017. Output was affected by severe winter weather at the start of the year. In conjunction with an unseasonably warm February and higher planned outage hours at the Bergen and Linden CCGTs, Power’s gas-fired CCGT fleet operated at an average capacity factor of 37% and produced 2.7 TWh of output. A higher price for gas in the quarter favored a shift to more production from coal, which generated 1.5 TWh, and a doubling of peaking output. Power’s nuclear fleet operated at an average capacity factor of 99.5% for the quarter, producing 8.4 TWh representing 66% of total generation. Of note, Hope Creek achieved a breaker-to-breaker run of 517 continuous days of production before entering its planned refueling and maintenance outage on April 13.

Power continues to forecast an improvement in output for 2018 to 55 – 57 TWh. For the remainder of 2018, Power has hedged 80% - 85% of total forecast production at an average price of $38 per MWh. For 2019, Power has hedged 60% - 65% of forecast production of 59 – 61 TWh at an average price of $37 per MWh. For 2020, output is forecast to be 63 – 65 TWh at an average price of $36 per MWh. The forecasted increase in output for 2018 – 2020 includes generation associated with the mid-2018 commercial start–up of 1,300 MWs of gas-fired combined cycle capacity at the Keys Energy Center in Maryland and Sewaren in New Jersey, and the mid-2019 commercial start-up of the 485 MW gas-fired CCGT at Bridgeport Harbor, Connecticut.

The Federal Energy Regulatory Commission (FERC) has issued an order resolving the Power cost based bidding matter that has been pending at FERC since 2014. In accordance with the order, Power has recorded an incremental $5 million pretax charge to income in the first quarter that will conclude the issue.

The forecast of Power’s non-GAAP Operating Earnings for 2018 and non-GAAP Adjusted EBITDA remain unchanged at $485 million - $560 million and $1,075 million - $1,180 million, respectively.

PSEG Enterprise/Other

PSEG Enterprise/Other reported Net Income of $5 million ($0.01 per share) for the first quarter of 2018 compared to a Net Loss of $15 million ($0.03 per share) for the first quarter of 2017.

Net Income for the first quarter of 2018 reflects the absence of tax benefits in the year-ago quarter at PSEG Energy Holdings and higher interest expense at the Parent. The Net Loss in the first quarter of 2017 included a $55 million pre-tax charge related to continuing liquidity issues facing NRG REMA, LLC, partially offset by tax benefits at PSEG Energy Holdings.

For 2018, the forecast of PSEG Enterprise/Other Net Income remains unchanged at $35 million.

#######

About PSEG:

Public Service Enterprise Group (NYSE:PEG) is a publicly traded diversified energy company with annual revenue of $9.1 billion. Its operating subsidiaries are: Public Service Electric and Gas Company (PSE&G), PSEG Power LLC, and PSEG Long Island.

PSE&G is New Jersey’s oldest and largest regulated gas and electric delivery utility, serving nearly three-quarters of the state’s population. PSE&G is the winner of the ReliabilityOne Award for superior electric system reliability.

PSEG Power LLC is an independent power producer that generates and sells electricity in the PJM, New York and New England wholesale power markets.

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items such as the revaluation of deferred tax liabilities and the impact of the retirement of the Hudson and Mercer coal stations on Power.

Management believes the presentation of non-GAAP Adjusted EBITDA for Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this presentation about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC) including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	any inability to manage our energy obligations with available supply;

•	increases in competition in wholesale energy and capacity markets;

•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;

•	economic downturns;

•	third party credit risk relating to our sale of generation output and purchase of fuel;

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	changes in state and federal legislation and regulations;

•	the impact of pending and any future rate case proceedings;

•	regulatory, financial, environmental, health and safety risks associated with our ownership and operation of nuclear facilities;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•	changes in federal and state environmental regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits;

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;

•	changes in tax laws and regulations;

•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;

•	lack of growth or slower growth in the number of customers or changes in customer demand;

•	any inability of Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;

•	any inability to successfully develop or construct generation, transmission and distribution projects;

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;

•	any inability to recover the carrying amount of our long-lived assets and leveraged leases;

•	an inability to maintain sufficient liquidity;

•	any inability to realize anticipated tax benefits or retain tax credits;

•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;

•	the impact of our covenants in our debt instruments on our operations; and

•	the impact of acts of terrorism, cybersecurity attacks or intrusions.

All of the forward-looking statements made in this presentation are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this presentation apply only as of the date of this presentation. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this presentation are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate website at http://investor.pseg.com. Investors and other interested parties are encouraged to visit the corporate website to review new postings. The “Email Alerts” link at http://investor.pseg.com may be used to enroll to receive automatic email alerts and/or Really Simple Syndication (RSS) feeds regarding new postings.

Visit PSEG at: www.pseg.com; PSEG blog, Energize!; PSEG My Alerts!

TO FOLLOW AND CONNECT WITH PSEG VIA SOCIAL MEDIA, CLICK ON THE LINKS BELOW:

PSEG Social Media Channels: PSEG on Facebook; PSEG on Twitter; PSEG on LinkedIn; PSEG on YouTube; https://www.youtube.com/user/PSEGvideo

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended March 31, 2018
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,818	$(430)	$1,845	$1,403

OPERATING EXPENSES
Energy Costs	952	(576)	782	746
Operation and Maintenance	754	117	391	246
Depreciation and Amortization	280	8	190	82

Total Operating Expenses	1,986	(451)	1,363	1,074

OPERATING INCOME	832	21	482	329

Income from Equity Method Investments	2	—	—	2
Net Gains (Losses) on Trust Investments	(22)	—	—	(22)
Other Income (Deductions)	32	1	20	11
Non-Operating Pension and OPEB Credits (Costs)	19	—	15	4
Interest Expense	(103)	(15)	(81)	(7)

INCOME BEFORE INCOME TAXES	760	7	436	317

Income Tax Expense	(202)	(2)	(117)	(83)

NET INCOME	$558	$5	$319	$234

Reconciling Items Excluded from Net Income (b)	(66)	—	—	(66)

OPERATING EARNINGS (non-GAAP)	$492	$5	$319	$168

Earnings Per Share

NET INCOME	$1.10	$0.01	$0.63	$0.46

Reconciling Items Excluded from Net Income (b)	(0.13)	—	—	(0.13)

OPERATING EARNINGS (non-GAAP)	$0.97	$0.01	$0.63	$0.33

	Three Months Ended March 31, 2017
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,591	$(504)	$1,826	$1,269

OPERATING EXPENSES
Energy Costs	868	(586)	762	692
Operation and Maintenance	717	115	370	232
Depreciation and Amortization	828	7	171	650

Total Operating Expenses	2,413	(464)	1,303	1,574

OPERATING INCOME (LOSS)	178	(40)	523	(305)
Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	28	7	2	19
Other Income (Deductions)	32	(1)	22	11
Non-Operating Pension and OPEB Credits (Costs)	—	—	(2)	2
Interest Expense	(98)	(7)	(75)	(16)

INCOME (LOSS) BEFORE INCOME TAXES	143	(41)	470	(286)

Income Tax Benefit (Expense)	(29)	26	(171)	116

NET INCOME (LOSS)	$114	$(15)	$299	$(170)

Reconciling Items Excluded from Net Income (Loss) (b)	352	32	—	320

OPERATING EARNINGS (non-GAAP)	$466	$17	$299	$150

Earnings Per Share
NET INCOME (LOSS)	$0.22	$(0.03)	$0.59	$(0.34)

Reconciling Items Excluded from Net Income (Loss) (b)	0.70	0.06	—	0.64

OPERATING EARNINGS (non-GAAP)	$0.92	$0.03	$0.59	$0.30

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

    Attachment 2

     PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     Capitalization Schedule

     (Unaudited, $ millions)

	March 31,	December 31,
	2018	2017
DEBT
Commercial Paper and Loans	$594	$542
Long-Term Debt*	13,072	13,068

Total Debt	13,666	13,610

STOCKHOLDERS’ EQUITY
Common Stock	4,946	4,961
Treasury Stock	(816)	(763)
Retained Earnings	10,385	9,878
Accumulated Other Comprehensive Loss	(411)	(229)

Total Stockholders’ Equity	14,104	13,847

Total Capitalization	$27,770	$27,457

* Includes current portion of Long-Term Debt

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Three Months ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$558	$114
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	582	1,083

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,140	1,197

NET CASH USED IN INVESTING ACTIVITIES	(1,073)	(1,079)

NET CASH PROVIDED BY FINANCING ACTIVITIES	(248)	(347)

Net Change in Cash, Cash Equivalents and Restricted Cash	(181)	(229)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	315	426

Cash, Cash Equivalents and Restricted Cash at End of Period	$134	$197

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

March 31, 2018 vs. March 31, 2017

(Unaudited)

Attachment 5

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

March 31, 2018

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2017
Residential	3,093	3.2%
Commercial & Industrial	6,709	-1.2%
Street Lighting	99	2.4%
Interdepartmental	3	4.4%

Total	9,904	0.1%

Weather Data
THI Hours - Actual	46	196.1%
THI Hours - Normal	32

Gas Sold and Transported

Sales (millions therms)*	Three Months Ended	Change vs. 2017
Firm Sales
Residential Sales	735	10.1%
Commercial & Industrial	480	7.9%

Total Firm Sales	1,215	9.2%

Non-Firm Sales
Commercial & Industrial	215	-35.0%

Total Non-Firm Sales	215

Total Sales	1,430	-0.9%

Weather Data
Degree Days - Actual	2,483	8.0%
Degree Days - Normal	2,521

*	CSG rate included in non-firm sales

Attachment 6

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown
	Three Months Ended
	March 31,
	2018	2017
Nuclear - NJ	5,524	5,514
Nuclear - PA	2,864	2,842

Total Nuclear	8,388	8,356

Fossil - Coal(2)	1,523	1,432

Fossil - Natural Gas & Oil - NJ	1,708	2,102
Fossil - Natural Gas & Oil - NY	1,079	950
Fossil - Natural Gas & Oil - CT	16	(6)

Total Natural Gas & Oil(3)	2,803	3,046

	12,714	12,834

	% Generation by Fuel Type
	Three Months Ended
	March 31,
	2018	2017
Nuclear - NJ	43%	43%
Nuclear - PA	23%	22%

Total Nuclear	66%	65%

Fossil - Coal(2)	12%	12%

Fossil - Natural Gas & Oil - NJ	13%	16%
Fossil - Natural Gas & Oil - NY	9%	7%
Fossil - Natural Gas & Oil - CT	0%	0%

Total Natural Gas & Oil(3)	22%	23%

	100%	100%

(1)	Excludes Solar and Kalaeloa
(2)	Includes Pumped Storage which accounted for <1% of total generation.
(3)	Include several units that are dual fuel for oil.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Weighted Average Common Shares Outstanding (millions)
Basic	504	505
Diluted	507	508

Stock Price at End of Period	$50.24	$44.35

Dividends Paid per Share of Common Stock	$0.45	$0.43

Dividend Yield	3.6%	3.9%

Book Value per Common Share	$28.00	$25.78

Market Price as a Percent of Book Value	179%	172%

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,		Year-Ended December 31,
	2018	2017	2017
	($ millions, Unaudited)

Net Income	$558	$114	$1,574
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)(a)	24	(17)	(133)
(Gain) Loss on Mark-to-Market (MTM), pre-tax (b) (PSEG Power)	(118)	(10)	167
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	4	564	975
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	55	77
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(c)	24	(240)	(427)
Tax Reform	—	—	(745)

Operating Earnings (non-GAAP)	$492	$466	$1,488

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	508	507

	($ Per Share Impact - Diluted, Unaudited)

Net Income	$1.10	$0.22	$3.10
(Gain) Loss on NDT Fund Related Activity, pre-tax(a) (PSEG Power)	0.04	(0.03)	(0.26)
(Gain) Loss on MTM, pre-tax (b) (PSEG Power)	(0.23)	(0.02)	0.33
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	0.01	1.10	1.92
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	0.11	0.15
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax reform(c)	0.05	(0.46)	(0.84)
Tax Reform	—	—	(1.47)

Operating Earnings (non-GAAP)	$0.97	$0.92	$2.93

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).

(b)	Includes the financial impact from positions with forward delivery months.

(c)	Income tax effect calculated at 28.11% and 40.85% statutory rate for 2018 and 2017, respectively, except for lease related activity which is calculated at a combined leveraged lease effective tax rate, and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

Attachment 9

PSE&G Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,		Year-Ended December 31,
	2018	2017	2017
	($ millions, Unaudited)
Net Income	$319	$299	$973
Tax Reform	—	—	(10)

Operating Earnings (non-GAAP)	$319	$299	$963

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	508	507

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,		Year-Ended December 31,
	2018	2017	2017
	($ millions, Unaudited)
Net Income (Loss)	$234	$(170)	$479
(Gain) Loss on NDT Fund Related Activity, pre-tax(a)	24	(17)	(133)
(Gain) Loss on MTM, pre-tax (b)	(118)	(10)	167
Hudson/Mercer Early Retirement, pre-tax	4	564	975
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(c)	24	(217)	(395)
Tax Reform	—	—	(588)

Operating Earnings (non-GAAP)	$168	$150	$505
Depreciation and Amortization, pre-tax (d)	80	92	333
Interest Expense, pre-tax (d) (e)	6	16	48
Income Taxes (d)	59	101	286

Adjusted EBITDA (non-GAAP)	$313	$359	$1,172

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	508	507

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).

(b)	Includes the financial impact from positions with forward delivery months.

(c)	Income tax effect calculated at 28.11% and 40.85% statutory rate for 2018 and 2017, respectively, except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

(d)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.

(e)	Net of capitalized interest.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,		Year-Ended December 31,
	2018	2017	2017
	($ millions, Unaudited)

Net Income (Loss)	$5	$(15)	$122
Lease Related Activity, pre-tax	—	55	77
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(a)	—	(23)	(32)
Tax Reform	—	—	(147)

Operating Earnings (non-GAAP)	$5	$17	$20

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	508	507

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.